Lifecore Biomedical, Inc. SC 13D/A

Exhibit 99.1

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Lifecore Biomedical, Inc., a Delaware corporation (the “Company”);

WHEREAS, 22NW Fund, LP (“22NW Fund”), 22NW, LP, 22NW Fund GP, LLC, 22NW GP, Inc., Aron English, Bryson O. Hirai-Hadley and Nathaniel Calloway (who is also a Nominee, as defined below) (collectively, “22NW”), and each of the persons named as a nominee on the signature pages hereto (each, a “Nominee”), are acting together for the purpose of seeking representation on the Board of Directors of the Company (the “Board”) at the 2024 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2024 Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 16th day of May 2024 by the parties hereto:

1.       Each of the undersigned (collectively, the “Solicitation Parties”) agrees to the joint submission to the Company on behalf of each of them of statements with respect to the securities of the Company. Each Solicitation Party shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.       So long as this agreement is in effect, each of the undersigned shall provide written notice to BakerHostetler LLP (“Baker”) of (i) any of their purchases or sales of securities of the Company; or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership. Notice shall be given no later than 24 hours after each such transaction.

3.       Each of the undersigned agrees to act together for the purpose of (i) soliciting proxies or written consents for the election of the persons nominated by the Solicitation Parties to the Board at the 2024 Annual Meeting, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing.

4.       22NW Fund shall have the right to pre-approve all expenses incurred in connection with the activities of the Solicitation Parties and agrees to pay directly all such pre-approved expenses. 22NW Fund shall not unreasonably deny the approval of any expenses incurred.

5.       Each of the undersigned agrees that any SEC filing, press release or stockholder communication proposed to be made or issued collectively by the Solicitation Parties or any individual Solicitation Party in connection with the activities set forth in Section 3 shall be first approved by 22NW Fund, or its representatives, which approval shall not be unreasonably withheld.

6.       The relationship of the parties hereto shall be limited to carrying on the business of the Solicitation Parties in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

7.       This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8.       In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

9.       Any party hereto may terminate his/its obligations under this Agreement on 24 hours’ by email notice to all other parties at the respective emails listed on the signature page hereto, with a copy by e-mail to Adam W. Finerman at afinerman@bakerlaw.com.

10.       Each party acknowledges that Baker shall act as counsel for both the Solicitation Parties and 22NW relating to the activities referenced in Paragraph 3 above.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

22NW FUND, LP

By:	22NW Fund GP, LLC
General Partner

	By:	/s/ Aron R. English
Name: Aron R. English
Title: Manager

22NW, LP

By:	22NW GP, Inc.
General Partner

	By:	/s/ Aron R. English
Name: Aron R. English
Title: President and Sole Shareholder

22NW FUND GP, LLC

	By:	/s/ Aron R. English
Name: Aron R. English
Title: Manager

22NW GP, INC.

	By:	/s/ Aron R. English
Name: Aron R. English
Title: President and Sole Shareholder

22NW Email for Notice:

/s/ Aron R. English
ARON ENGLISH
Email:

/s/ Bryson O. Hirai-Hadley
BRYSON O. HIRAI-HADLEY
Email:

NOMINEE:

/s/ Nathaniel Calloway
NATHANIEL CALLOWAY
Email:

[Signature Page to Joint Filing and Solicitation Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

NOMINEES:

/s/ Jason Aryeh
JASON ARYEH
Email:

/s/ Richard Cunningham
RICHARD CUNNINGHAM
Email:

/s/ Matthew Korenberg
MATTHEW KORENBERG
Email:

[Signature Page to Joint Filing and Solicitation Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

NOMINEE:

/s/ Beau Garrett
Beau Garrett
Email:

[Signature Page to Joint Filing and Solicitation Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

NOMINEE:

/s/ Elaine J. Thibodeau
Elaine J. Thibodeau
Email:

[Signature Page to Joint Filing and Solicitation Agreement]